Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we consent to the reference to our firm under the caption “Experts” and use of our report dated April 2, 2018, which includes an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern, on the consolidated financial statements of HealthLynked Corp. which appears in this post-effective amendment no. 1 to Registration Statement on Form S-1.

/s/RBSM LLP
New York, New York
June 12, 2018